Exhibit 99.3

Telstra eBusiness Services Pty Ltd

Quarters ended 30 September 2007 & 2006

Telstra eBusiness Services Pty Ltd

Financial Statements for the

Three Months Ended 30 September 2007 & 2006

Balance Sheet	(Figures in thousands)

	September 30, 2007	September 30, 2006
	(US $)	(US $)
ASSETS
Current Assets
Cash & cash equivalents	19434	16994
Accounts Receivable, net	1778	1626
Prepaid expenses	136	185
Accrued revenue	1270	1042
Total Current Assets	22617	19846

Property & Equipment, net	647	674
Deferred Tax Asset	723	596
Intangibles, net	250	186
Loans to wholly owned entities	0	505
Total Assets	24237	21807

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
Accounts payable & accrued expenses	821	2732
Employees benefit payable	965	697
Payroll taxes payable	371	319
Total Current Liabilities	2158	3748
Other liabilities
Deferred revenue	447	424
Total Other Liabilities	447	424
Stockholder’s equity:
Common stock	8722	7350
Retained Earnings	9795	10116
Other Comprehensive Income	3116	169
Total liabilities & stockholder equity	24237	21807

Income Statement

(Figures in thousands)

PARTICULARS	September 30, 2007	September 30, 2006
	(US $)	(US $)
Revenue
Service	3897	3227
Other Revenue	99	0
Total Revenue	3996	3227

Operative Expenses
Staff Cost	1077	1286
Contractual & Agency Payments	863	274
Sales & Marketing	75	229
General & administrative cost	134	306
Depreciation & Amortisation	138	220
Total operative expenses	2287	2315
Operative income	1709	912
Interest income	221	101
Interest expenses	0	0
Profit on sale of investment	0	0
Profit before taxes	1929	1013
Tax Provision/(Benefit)	4	6
Net income	1926	1007

Cash Flow Statement

	Amount in US$		Amount in US$
Particulars	Q3 2007		Q3 2006

Cash flow from operating activities
Net Income		1926		1007

Adjustments to reconcile net income to net cash
provided by operative activities
Depreciation and amortisation	138		220
Interest Income	-221		-101
Interest expenses	0		03
Deferred tax	0		-391
Profit on Sale of investment	0	-83	937	668

Changes in Working Capital
Accounts Receivable	-293		32
Other Current Assets & Accrued Revenue	0		-73
Current Liabilities	219		1456
Other Liabilities	3		-216
GST Payable	-6	-77	88	1287

Cash flow from financing activities
Interest income	221		101
Interest expenses	0	221	-3	98

Cash flow from investing activities
Purchase of fixed assets	-149		-239
Purchase of Intangibles	-250	-398	133	-106

Cash generated during the year		1589		2954
Translation adjustment		768		455
Cash & cash equivalent as at June 30 ,2006				13585
Cash & cash equivalent as at September 30 2006				16994
Cash & cash equivalent as at September 30 2007		17077
Cash & cash equivalent as at June 30th,2007		19434

Note: 1   Summary of Significant Accounting Policies for the fiscal years ended 30 June 2007 and 2006

(a) Organization

At 30 September 2007 and 2006, Telstra eBusiness Pty Ltd was a 100% owned subsidiary of Telstra Services Solutions Holdings Limited which in turn is a 100% owned subsidiary of Telstra Corp, a Telecommunications and Information Service Company based in Australia.

The audited financial statements have been prepared pursuant to the requirements of the Share Sale Agreement of Telstra eBusiness Services Pty Ltd, between Ebix Australia (Vic) Pty Ltd (buyer) and Telstra Services Solutions Holdings Limited (seller) dated 22 December 2007 (refer to Note 3).

Telstra eBusiness Services Pty Ltd is a company limited by shares, incorporated and domiciled in Australia.

(b) Basis of accounting

The financial statements have been prepared on an accruals basis in US Dollars, whereby revenue is recognized as earned and expenses are recognized as incurred in accordance with the accounting principles generally accepted in the United States of America.

A summary of the significant accounting policies applicable to Telstra eBusiness Services Pty Ltd are outlined below.

(c) Cash

Cash means notes and coins held, and deposits held at call with a financial institution.

Cash also includes cash equivalents which are defined as highly liquid investments with short periods to maturity which are readily convertible to cash and are subject to an insignificant risk of changes in value.

(d) Accounts Receivable

The company recognizes an amount receivable as an asset where a contractual right exists to receive cash, or another financial asset from another entity or where there is a contractual right to exchange financial assets with another entity and the contractual right can be measured reliably.

When a receivable has been recognized initially in the balance sheet, it has been done at its fair value plus, where applicable, any transaction costs that are directly attributable to the acquisition of the receivable.

All receivables have been recognized as a current asset except those that are not expected to be realized within twelve months.

All receivables are regularly reviewed to ensure that all amounts that are not collectable, or may not be collectable, are recognized appropriately in the financial statements.

(e) Property and Equipment and related Depreciation

Items of property, plant and equipment are recorded at cost less accumulated depreciation or amortization.

Depreciation

Items of property, plant and equipment, including buildings and leasehold property, but excluding freehold land, have been depreciated on a straight line basis over their estimated useful lives, ranging from 1 to 8 years.

The useful lives and residual values of all assets have been reviewed each year to ensure it does not materially differ from the asset’s fair value or recoverable amount at reporting date.

Cost of repairs and maintenance, including the cost of replacing minor items, which are not substantial improvements, have been charged to operating expenses.

(f) Intangible Assets

Intangible Assets consists of mainly software with a life of approximately one year.

(g) Revenue recognition

Revenue has been recorded after deducting sales returns, trade allowances, duties and taxes.

Revenue has been recorded at its gross amount and discounts due to price and/or volume have been recorded separately as a deduction against revenue.

Revenue has been treated as realized or realizable and earned when all of the following criteria have been met:

•                  Persuasive evidence of an arrangement exists.  If an arrangement is subject to subsequent approval or execution of another agreement, the revenue has not been recognized until that subsequent approval or agreement is complete.

•                  Delivery has occurred or services have been rendered.

•                  The price is fixed or determinable.

•                  Collectibility is reasonably assured.

(h) Accrued Revenue

When a product or service has been delivered to or used by a customer but not billed, the revenue recognition criteria described above has been met.  The revenue has been recognised in the income statement and accrued for in the balance sheet.

When the customer has been subsequently billed, the accrued revenue is transferred to trade debtors.

(i) Other Income

Income that does not arise from ordinary activities has been recorded as other income when the right to receive that income is established.

(j) Accounting estimates

Preparation of financial statements in accordance with accounting principles generally acceptable in the United States of America requires management to make estimates regarding various financial matters. As with any estimate, actual amounts incurred may differ from the estimates used in the preparation of this financial statement.

(k) Income Taxes

Telstra eBusiness Services Pty Ltd and its parent entity (including other related entities) have formed an income tax consolidated group under the tax consolidation regime in Australia, whereby the head company under the tax consolidation regime recognizes the tax liability for the group.

Under the corporate accounting policy of the head entity, each member of the tax consolidated group records its own assets and liabilities associated with deferred tax balances.

Deferred tax assets are recognized for temporary differences only when it is probable that future taxable income will be available to utilize those temporary differences.

Under the same corporate accounting policy, each member of the consolidation group records the current tax expense associated with its own transactions throughout the year, only when this is considered material on a group basis.  When the current tax expense associated with Telstra eBusiness Services Pty Ltd is considered immaterial, the current tax expense is recognized by the head entity on the basis the difference between the head entity’s own tax expense and what is reported under this approach will not be material.

As a result of the application of his policy, no income tax expense has been recorded in the financial statement of this company for the period presented.

(l) Accruals and Prepayments

Accruals and prepayments have been made where known transactions have been entered into and supporting documentation and system entries indicates its creation and existence.

Accrued revenue includes revenue earned but not yet billed. Prepaid expenses represent operational expenses that have been paid but relate to future reporting periods. Accrued expenses represent operational expenses incurred at reporting date, however no invoice has been received and the expenses have not yet been paid.

(m) Employee Provisions

The provisions for annual leave and long service leave have been calculated based upon the rates of pay expected to be current at the date of settlement of the liability.

In addition certain salary allowances and entitlements have been included in the employee salary when calculating employee entitlements.

Note 2:     Subsequent Events

On 22 December 2007, the shareholder of Telstra eBusiness Services Pty Ltd, Telstra Services Solutions Holdings Limited sold 100% of its shares to Ebix Australia (Vic) Pty Ltd.

Ebix Australia (Vic) Pty Ltd is a 100% owned subsidiary of Ebix Inc, a company incorporated in Delaware, United States of America.

The directors do not believe there will be a financial effect on the company as a result of the sale.

Note 3:     Capital Structure

As at 30 September 2007, the company has 5,603,000 ordinary shares on issue.